UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 27, 2021

The 4Less Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55089	90-1494749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 W. Mayflower, Las Vegas, Nevada 89030

(Address of principal executive offices)

Registrant’s telephone number, including area code     (702) 267-6100 x.4

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2021, we entered into a Common Stock Purchase Agreement (“CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton”) giving us the option to sell up to $1,000,000 worth of our common stock to Triton, in increments, pursuant to the filing an S-1 Registration Statement. The term of the CSPA is when Triton has purchased $1,000,000 of our Securities or December 31, 2021.

On July 27, 2021, we entered into Common Stock Purchase Warrant Agreement under which Triton is granted a 3 year right to purchase up to 300,000 Common Stock Shares of the Company (the “Warrant Shares”) subject to the terms and conditions of the Warrant and exercise of the Warrant by Triton. The purchase of the Warrant Shares is subject to an effective registration statement available for resale of such Warrant Shares.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Common Stock Purchase Agreement dated July 27, 2021

10.2	Common Stock Purchase Warrant dated July 27, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2021

The 4 Less Group Inc.

By: /s/ Timothy Armes

Timothy Armes

Chief Executive Officer